UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2016

BERRY PLASTICS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street

Evansville, Indiana 47710

(Address of principal executive offices / Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 24, 2016, Berry Plastics Group, Inc., a Delaware corporation (“Berry”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Berry Plastics Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Berry (“Holdings”), Berry Plastics Acquisition Corporation XVI, a Delaware corporation and a direct wholly owned subsidiary of Holdings (“Merger Sub”), Berry Plastics Acquisition Corporation XV, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Holdings (“Merger Sub LLC”) and AEP Industries Inc., a Delaware corporation (“AEP”), providing for (i) the merger of Merger Sub with and into AEP (the “First-Step Merger”), with AEP surviving the First-Step Merger, and, (ii) thereafter, the merger of AEP with and into Merger Sub LLC (the “Second-Step Merger” and, together with the First-Step Merger, the “Integrated Mergers”), with Merger Sub LLC surviving as a wholly owned subsidiary of Holdings.

The Merger Agreement has been approved by the board of directors of each of Berry and AEP, and the board of directors of AEP has agreed to recommend that AEP’s stockholders vote to approve the Merger Agreement and the transactions contemplated thereby, upon the terms and subject to the conditions set forth in the Merger Agreement.

At the effective time of the First-Step Merger (the “Effective Time”), each share of common stock (including shares underlying AEP restricted stock awards), par value $0.01 per share, of AEP (the “AEP Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of AEP Common Stock (i) owned by AEP as treasury stock, (ii) owned by Berry, Holdings, Merger Sub or Merger Sub LLC and (iii) shares of AEP Common Stock with respect to which holders have properly exercised and perfected a demand for appraisal rights pursuant to the Delaware General Corporation Law) will be converted into the right to receive, at the stockholder’s election, $110 in cash (the “Cash Consideration”) or 2.5011 shares (the “Exchange Ratio”) of Berry common stock (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms and conditions set forth in the Merger Agreement. The Merger Consideration in the Integrated Mergers will be prorated as necessary to ensure that 50% of the total outstanding shares of AEP entitled to receive Merger Consideration will be exchanged for cash and 50% of such shares will be exchanged for Berry common stock.

Each AEP stock option outstanding as of the Effective Time will be cancelled in exchange for the right to receive (i) a cash payment equal to the excess of the product of 50% of the Cash Consideration and the total number of shares of AEP Common Stock underlying such stock option over the aggregate exercise price of such stock option and (ii) a number of shares of Berry common stock equal to the product of 50% of the Stock Consideration and the total number of shares of AEP Common Stock underlying such stock option, subject to certain conditions.  Each holder of a AEP performance unit will be entitled to elect to receive either (i) a cash payment equal to the product of (A) the closing price of a share of AEP Common Stock on NASDAQ on the last full trading day prior to the Effective Time and (B) the total number of shares of AEP Common Stock subject to such performance unit or (ii) a combination of (1) a cash payment equal to the product of (A) 50% of the Cash Consideration and (B) the total number of shares of AEP Common Stock subject to such performance unit and (2) a number of shares of Berry common stock equal to the product of (A) 50% of the Stock Consideration and (B) the total number of shares of AEP Common Stock subject to such performance unit, subject to certain conditions. For performance units with a performance period as in effect immediately prior to the Effective Time, the number of performance units will be pro-rated for the period through the Effective Time based on the level of achievement of such performance condition through the last completed fiscal month prior to the Effective Time in a manner that is consistent with past practice.

Consummation of the Integrated Mergers is subject to customary conditions, including without limitation (i) the approval by the holders of at least a majority of the outstanding shares of AEP Common Stock entitled to vote on the Integrated Mergers; (ii) the expiration or early termination of the waiting period applicable to the consummation of the Integrated Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Required Antitrust Approvals”); (iii) the absence of any law, injunction, judgment or ruling restraining, enjoining, preventing or prohibiting the consummation of the Integrated Mergers; (iv) no governmental authority having instituted any legal proceeding (which remains pending) seeking to restrain, enjoin, prevent or prohibit the Integrated Mergers; (v) unless Berry has made the Alternative Funding Election (as defined below), a registration statement on Form S-4 will have been declared effective by the Securities and Exchange Commission (the “SEC”) in accordance with the provisions of the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder, the “Securities Act”), and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceedings to that effect shall have been commenced or threatened by the SEC; and (vi) unless Berry has made the Alternative Funding Election, the shares of Berry common stock to be issued in the Integrated Mergers will have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance. Moreover, each party’s obligation to consummate the Integrated Mergers is subject to certain other conditions, including without limitation (a) the accuracy of the other party’s representations and warranties (in the case of AEP, generally subject to Company Material Adverse Effect (as defined in the Merger Agreement) or materiality qualifiers and, in the case of Berry, Holdings, Merger Sub and Merger Sub LLC, subject to a Berry Material Adverse Effect (as defined in the Merger Agreement) or materiality qualifiers, (b) the other party’s material compliance with its covenants and agreements contained in the Merger Agreement, (c) there having not been since the date of the Merger Agreement, in the case of AEP, a Company Material Adverse Effect, and, in the case of Berry, a Berry Material Adverse Effect, and (d) each of AEP and Berry having received written opinions from certain specified parties that the Integrated Mergers will qualify as a tax-free reorganization under the tax code. In addition, in the event of a Berry Material Adverse Effect or if the written tax opinion required to be delivered to AEP in connection with the Integrated Mergers cannot be delivered, Berry may elect, in its sole discretion, to pay 100% of the Merger Consideration in cash, subject to certain conditions (the “Alternative Funding Election”). If the Integrated Mergers are not consummated on or before February 24, 2017 (the “End Date”) (to be extended at the election of either party to August 24, 2017 if the only condition not satisfied at such time is the receipt of the Required Antitrust Approvals), either party may terminate the Merger Agreement. Consummation of the Integrated Mergers is not subject to a financing condition.

The Merger Agreement provides that, without Berry's agreement, the closing of the Integrated Mergers shall not occur earlier than the third business day immediately following the final day of the Marketing Period, a term which is defined in the Merger Agreement to be the first period of 15 consecutive business days throughout which (i) Berry shall have received certain financial information regarding AEP required in connection with Berry obtaining debt financing for the transactions contemplated by the Merger Agreement and (ii) the conditions to each party’s obligation to consummate the Integrated Mergers have been satisfied throughout such 15 business day period (other than those conditions that by their nature are to be satisfied on the closing date and, with respect to AEP shareholder approval condition, as if such condition had been satisfied on the tenth business day preceding the date such meeting is held and approval obtained). The Marketing Period will not include certain “black-out” periods centered around the Thanksgiving and Christmas holidays and is subject to customary terms and conditions.

AEP has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of AEP and its subsidiaries prior to the closing. AEP is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals. However, prior to approval of the Integrated Mergers by AEP’s stockholders, the solicitation restrictions are subject to a customary “fiduciary-out” provision which allows AEP, under certain circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an unsolicited alternative acquisition proposal that AEP’s board of directors has determined is or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement). The parties have also agreed to use their reasonable best efforts to consummate the Integrated Mergers.

The Merger Agreement contains certain termination rights for AEP and Berry, including the right of AEP in certain circumstances to terminate the Merger Agreement and accept a Superior Proposal (as defined in the Merger Agreement). If the Merger Agreement is terminated (i) by either party because the stockholders of AEP fail to adopt the Merger Agreement or (ii) by Berry as a result of fraud or willful and material breach of any covenant, agreement, representation or warranty of the Merger Agreement by AEP, then in the case of either clause (i) or (ii), AEP will be required to pay the documented expenses of Berry, Holdings, Merger Sub, Merger Sub LLC and their affiliates up to $5 million. In addition, AEP will be required to pay Berry a termination fee equal to $20 million if the Merger Agreement is terminated under certain circumstances, including by AEP to enter into an acquisition agreement that constitutes a Superior Proposal or because AEP Board adversely changed its recommendation to stockholders to vote in favor of the Integrated Mergers or took certain other related adverse actions. AEP also would be required to pay Berry a termination fee equal to $20 million if the Merger Agreement is terminated due to either the failure to obtain approval of AEP’s stockholders or the conditions to close were not satisfied before the End Date, and an alternative acquisition proposal is consummated within 12 months of the termination, subject to certain conditions. Further, if the Merger Agreement is terminated by AEP as a result of fraud or willful and material breach of any covenant, agreement, representation, warranty of the Merger Agreement by Berry, Berry will be required to pay the documented expenses of AEP and its affiliates up to $5 million. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, Berry has agreed to use its reasonable best efforts to take or cause to be taken all actions necessary or advisable to arrange and obtain debt financing for the transactions contemplated by the Merger Agreement. In connection with the execution of the Merger Agreement, on August 24, 2016, Holdings obtained financing commitments as described in Item 8.01 below.

The representations, warranties and covenants of AEP contained in the Merger Agreement have been made solely for the benefit of Berry, Holdings, Merger Sub and Merger Sub LLC. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) matters specifically disclosed in AEP’s filings with the SEC prior to the date of the Merger Agreement and (b) confidential disclosures made to Berry, Holdings, Merger Sub and Merger Sub LLC in the disclosure letter delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding AEP or its business.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of AEP or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in AEP’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding AEP that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Current Reports on Form 10-Q and other documents that AEP files with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Voting Agreements

In connection with the execution of the Merger Agreement, Berry has entered into voting agreements dated as of August 24, 2016, with certain stockholders of AEP, including (i) J. Brendan Barba and The Brendan Barba GRAT Number Nine, which collectively beneficially own approximately 9.07% of AEP’s outstanding shares; (ii) Carolyn D. Vegliante, on behalf of herself and her children, who beneficially owns approximately 3.97% of AEP’s outstanding shares; (iii) Lauren K. Powers, who beneficially owns approximately 2.82% of AEP’s outstanding shares; (iv) John J. Powers, the 2012 Lauren Powers Trust FBO Kyle Powers, the 2012 Lauren Powers Trust FBO Ryan Powers, the 2012 Lauren Powers Trust FBO Griffin Powers and the 2012 Lauren Powers Trust FBO Brenna Powers, which collectively beneficially own approximately 2.33% of AEP’s outstanding shares; (v) Paul C. Vegliante, the 2012 Paul Vegliante Children’s Trust and the 2012 Carolyn Vegliante Children’s Trust, which collectively beneficially own approximately 2.18% of AEP’s outstanding shares; (vi) Paul M. Feeney, beneficially owns approximately 1.08% of AEP’s outstanding shares; and (vii) Soko Marie Angel, who beneficially owns approximately 0.04% of AEP’s outstanding shares. The voting agreements generally require, subject to certain exceptions, such stockholders to vote, or cause or direct to be voted, all of the shares of Company Common Stock beneficially owned by them in favor of adoption of the Merger Agreement and the Integrated Mergers and against matters that would reasonably be expected to materially impede, interfere with, delay or postpone any of the transactions contemplated by the Merger Agreement. Additionally, the stockholders are prohibited from (i) taking certain actions to solicit, initiate or knowingly encourage or knowingly facilitate any alternative acquisition proposal provided that the stockholders may take such actions consistent with the Merger Agreement in their respective capacities as officers or directors of AEP or (ii) transferring their shares, subject to certain exceptions. The voting agreements automatically terminate without any further action required by any person upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms; (b) the Effective Time; and (c) except as otherwise permitted pursuant to the Merger Agreement, the making of any material change, by amendment, waiver or other modification to any provision of the Merger Agreement that decreases the amount or changes the form of the consideration to the stockholders of AEP.

The foregoing description of the voting agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of Voting Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 8.01	Other Events

Holdings Financing Commitments

In connection with the execution of the Merger Agreement, on August 24, 2016, Holdings obtained financing commitments pursuant to a commitment letter signed by Citigroup and Credit Suisse, for a seven year first priority, senior secured incremental term loan credit facility in an aggregate principal amount of $500 million. Proceeds of such facility or any alternative financing will be used to pay all or a portion of the aggregate Merger Consideration, to refinance certain indebtedness of the AEP, and to pay related fees and expenses in connection with the transactions contemplated by the Merger Agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit
Number	Description

2.1

Agreement and Plan of Merger, dated as of August 24, 2016, by and among Berry Plastics Group, Inc., Berry Plastics Corporation, Berry Plastics Acquisition Corporation XVI, Berry Plastics Acquisition Corporation XV, LLC and AEP Industries Inc.*

10.1	Form of Voting Agreement, dated as of August 24, 2016, by and among Berry Plastics Group, Inc., and certain AEP stockholders.

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the U.S. Securities and Exchange Commission upon request by the Commission.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. All statements regarding Berry’s, AEP’s or their respective subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “would,” “will,” “seeks,” “approximately,” “outlook,” “looking forward” and other similar expressions or the negative form of the same are forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results. Berry and AEP caution readers that these and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to risks and uncertainties related to (i) the ability to obtain shareholder and regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction, (ii) the risk that the conditions to closing of the merger may not be satisfied; (iii) the ability of Berry to integrate the acquired business successfully and to achieve anticipated cost savings and other synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) potential litigation relating to the proposed transaction that could be instituted against Berry, AEP or their respective directors, (vi) possible disruptions from the proposed transaction that could harm Berry’s or AEP’s business, including current plans and operations, (vii) potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the merger, (viii) changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices on a timely basis, (ix) continued availability of capital and financing and rating agency actions, (x) legislative, regulatory and economic developments and (xi) catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions; as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. The list of factors presented here, and the list of factors to be presented in the registration statement on Form S-4, should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles or impediments to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Berry’s or AEP’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Berry nor AEP assumes any obligation to provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed transaction, Berry expects to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus and other documents with respect to Berry’s proposed acquisition of AEP.  Investors are urged to read the proxy statement/prospectus (including all amendments and supplements thereto) and other relevant documents filed with the SEC if and when they become available because they will contain important information about the proposed transaction.

Additional Information and Where to Find It

Investors may obtain free copies of the registration statement, the proxy statement/prospectus and other relevant documents filed by Berry and AEP with the SEC (when and if they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Berry with the SEC will also be available free of charge on Berry’s website at www.berryplastics.com or by contacting Dustin Stilwell, Head-Investor Relations, Berry Plastics Group, Inc., 101 Oakley Street, PO Box 959, Evansville, Indiana 47710, (812) 306-2964, ir@berryplastics.com. Copies of the documents filed by AEP with the SEC are available free of charge on AEP’s website at www.aepinc.com or by contacting Paul M. Feeney, Executive Vice President, Finance and Chief Financial Officer, AEP Industries Inc., 95 Chestnut Ridge Road, Montvale, New Jersey 07645, (201) 807-2330, feeneyp@aepinc.com.

Participants in Solicitation Relating to the Merger

Berry, AEP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from AEP’s shareholders in respect of the proposed transaction. Investors may obtain information regarding the names, affiliations and interests of Berry’s directors and executive officers in Berry’s Annual Report on Form 10-K for the year ended September 26, 2015, which was filed with the SEC on November 23, 2015, and its proxy statement for its 2016 Annual Meeting, which was filed with the SEC on January 20, 2016. Investors may obtain information regarding the names, affiliations and interests of AEP’s directors and executive officers in AEP’s Annual Report on Form 10-K for the year ended October 31, 2015, which was filed with the SEC on January 14, 2016, and its proxy statement for its 2016 Annual Meeting, which was filed with the SEC on February 25, 2016. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available free of charge on the SEC’s website and from Berry and AEP, as applicable, using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY PLASTICS GROUP, INC.
(Registrant)

Dated: August 26, 2016	By:	/s/ Jason K. Greene
		Name:	Jason K. Greene
		Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

2.1

Agreement and Plan of Merger, dated as of August 24, 2016, by and among Berry Plastics Group, Inc., Berry Plastics Corporation, Berry Plastics Acquisition Corporation XVI, Berry Plastics Acquisition Corporation XV, LLC and AEP Industries Inc.*

10.1	Form of Voting Agreement, dated as of August 24, 2016, by and among Berry Plastics Group, Inc., and certain AEP stockholders.

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the U.S. Securities and Exchange Commission upon request by the Commission.